SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
                                              ____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2005

eRXSYS, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-33165	98-0233878
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18021 Sky Park Circle, Suite G2, Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

     Registrant’s telephone number, including area code: (949)222-9971

___________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On June 30, 2005, the United Stated Bankruptcy Court for the Eastern District of Texas located in Tyler, Texas approved a Settlement Agreement and Mutual Release (the “Settlement Agreement”) between Safescript Pharmacies, Inc., a Texas corporation f/k/a RTIN Holdings, Inc. and Safe Med Systems, Inc., a Texas corporation (collectively, “Safescript”), and us.

In May 2003, we were assigned an exclusive license agreement under which Safescript as licensor was to provide us as licensee certain rights relating to the establishment and operations of pharmacies. At the time of the assignment we assumed a note payable to Safescript of $3,176,615 with monthly payments of $25,000 through December 1, 2004, with the remaining principal and accrued interest due in one final payment on December 31, 2004. On June 30, 2003, Safescript agreed to convert $2,000,000 of the note payable into 100,000 shares of the Company’s convertible preferred stock which was then converted into 4,444,444 shares of our restricted common stock with an estimated fair value of $1,393,000. We remained obligated to make payments of $25,000 per month through December 1, 2004, with the remaining principal and interest due in one final payment on December 31, 2004.

Due to a dispute with Safescript, we were forced to terminate our use of all rights and technology granted by Safescript. On March 17, 2004, we filed a lawsuit in Clark County, Nevada, against Safescript seeking damages, declaratory relief, and an order rescinding the License and recovering the consideration paid. On March 19, 2004, Safescript filed for Chapter 11 bankruptcy protection in the U.S. Bankruptcy Court located in Tyler, Texas, thereby staying our lawsuit. Thereafter, we refiled substantially the same claim as an adversary proceeding in Safescript’s bankruptcy case. In July 2004, our adversary proceeding was transferred to the U.S. District Court for the Eastern District of Texas, also located in Tyler, Texas. As of March 31, 2005, monthly installments of $25,000 for the note payable due to the Licensor were fourteen months in arrears and no monthly installment has been paid since January 2004. The current balance of the note payable to the Licensor was approximately $1,013,000.

Under the Terms of the Settlement Agreement, Safescript will retain 100,000 share of our common stock and return the remaining 4,344,444 shares of common stock for cancellation. The shares which Safescript will return for cancellation represent over 10% of our currently issued and outstanding shares. In addition, we agreed to issue Safescript 500,000 additional shares of our common stock and dismiss the lawsuit currently pending in the U.S. District Court for the Eastern District of Texas located in Tyler, Texas with prejudice. The Agreement contained a mutual release which resulted in Safescript releasing us from of any liability with respect to the note payable due to Safescript in the amount of approximately $1,013,000.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

10.1	Settlement Agreement and Mutual Release

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
eRXSYS, Inc.

 /s/ Robert DelVecchio
       Robert DelVecchio, Chief Executive Officer

Date: July 1, 2005